Exhibit 99.1

AMAZON.COM ANNOUNCES RECORD SALES DRIVEN BY LOWER PRICES AND EXPANDED

SELECTION; LAUNCHES JEWELRY STORE; RAISES FINANCIAL GUIDANCE

SEATTLE—(BUSINESS WIRE)—April 22, 2004—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its first quarter ended March 31, 2004.

Operating cash flow was $393 million for the trailing twelve months, compared with $164 million for the trailing twelve months ended March 31, 2003. Free cash flow grew $221 million, or 180%, to $344 million for the trailing twelve months, compared with $123 million for the trailing twelve months ended March 31, 2003.

Common shares outstanding plus shares underlying stock-based awards totaled 432 million at March 31, 2004, flat compared with a year ago.

Net sales were $1.53 billion in the first quarter, compared with $1.08 billion in first quarter 2003, an increase of 41%. Net sales, excluding the $87 million benefit from changes in foreign exchange rates, grew 33% compared with first quarter 2003.

Operating income was $110 million in the first quarter, compared with $39 million in first quarter 2003. Consolidated segment operating income grew 73% to $117 million in the first quarter, compared with $67 million in first quarter 2003. Consolidated segment operating income, excluding the $7 million benefit from changes in foreign exchange rates, grew 64% compared with first quarter 2003.

Net income was $111 million in the first quarter, or $0.26 per diluted share, compared with a net loss of $10 million, or $0.03 per share, in first quarter 2003. Pro forma net income in the first quarter grew 141% to $97 million, or $0.23 per diluted share, compared with $40 million, or $0.10 per diluted share, in first quarter 2003.

“During our beta test more than 100,000 customers ordered items from our Jewelry store,” said Jeff Bezos, founder and CEO of Amazon.com. “While the average margin in jewelry retailing is approximately 45% to 50%, we target substantially lower margins on our jewelry sales, and lower still — about 13% — on diamond jewelry. This is in keeping with our strategy of driving growth through low prices.”

Amazon.com continues to offer Free Super Saver Shipping on orders over $25 at www.amazon.com and also has free shipping offers at its U.K., German, French, Japanese and Canadian sites. Amazon.com offers 30% off books over $15 and continues to lower prices every day across its product offerings, ranging from electronics to jewelry to sports and outdoors items to tools.

See “Financial Measures” for additional information.

Quarterly Highlights

•	North America segment sales, representing the Company’s U.S. and Canadian sites, grew 20% to $847 million and segment operating income grew 46% to $76 million, compared with first quarter 2003.

•	International segment sales, representing the Company’s U.K., German, French and Japanese sites, grew 80% to $684 million. Net sales, excluding the benefit from changes in foreign exchange rates, grew 58% compared with first quarter 2003. International segment operating income grew 163% to $41 million, compared with $16 million in first quarter 2003.

•	For the first time, half of net sales came from products delivered to customers outside the U.S.

•	Inventory turns for the trailing twelve months were 19, down from 20 a year ago.

•	On February 26, 2004, the Company redeemed $150 million of its 4.75% Convertible Subordinated Notes due 2009 for $154 million, a redemption price of 102.375%.

•	During the first quarter the Company also launched a Home & Garden store in Germany, and two new stores in the U.K.: Do-It-Yourself & Tools and Garden & Outdoors.

•	Again this year, the widely followed American Customer Satisfaction Index gave Amazon.com a score of 88—the highest customer satisfaction score ever recorded in any service industry, online or off.

Financial Guidance

The following forward-looking statements reflect Amazon.com’s expectations as of April 22, 2004. Results may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the emerging nature and rate of growth of the Internet and online commerce, and the various factors detailed below.

Second Quarter 2004 Guidance

•	Second quarter net sales are expected to be between $1.34 billion and $1.44 billion, or grow between 22% and 31%, compared with second quarter 2003.

•	Consolidated segment operating income is expected to be between $85 million and $105 million, or grow between 27% and 56%, compared with second quarter 2003.

•	Operating income is expected to be between $65 million and $85 million, assuming, among other things, that the Company does not record any revisions to its restructuring-related estimates and that the closing price of Amazon.com common stock on June 30, 2004, is identical to the closing price of $43.28 on March 31, 2004.

Full Year 2004 Expectations

•	Net sales are expected to be between $6.45 billion and $6.85 billion.

•	Consolidated segment operating income is expected to be between $455 million and $535 million.

•	Operating income is expected to be between $380 million and $460 million, assuming, among other things, that the Company does not record any revisions to its restructuring-related estimates and that the closing price of Amazon.com common stock on December 31, 2004, is identical to the closing price of $43.28 on March 31, 2004.

A conference call will be Webcast live today at 2 p.m. PT/5 p.m. ET and will be available at least through June 30, 2004, at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments; the mix of products sold to customers; the mix of net sales derived from products as compared with services; competition; risks of inventory management; the degree to which the Company enters into, maintains and develops commercial agreements and strategic transactions; seasonality; international growth and expansion; and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risk of future losses, significant amount of indebtedness, potential fluctuations in operating results, management of potential growth, system interruptions, consumer trends, fulfillment center optimization, limited operating history, government regulation and taxation, fraud and new business areas. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2003, and all subsequent filings.

Financial Measures

The following measures are defined by the Securities and Exchange Commission as non-GAAP financial measures.

Free Cash Flow

Operating cash flow is net cash provided by (used in) operating activities, including cash outflows for interest and excluding proceeds from the exercise of stock-based employee awards. Free cash flow is operating cash flow less cash outflows for purchases of fixed assets, including internal-use software and website development. A tabular reconciliation of differences from the comparable GAAP measure—operating cash flow—is included in the attached “Supplemental Financial Information and Business Metrics.”

Consolidated Segment Operating Income

Consolidated segment operating income is the sum of segment operating income of our individual segments and excludes the following line items on the Company’s statements of operations:

•	Stock-based compensation, and

•	Other operating expense (income).

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A tabular reconciliation of differences from the comparable GAAP measure—operating income—is included in the attached “Pro Forma Statements of Operations.”

Pro Forma Net Income

Pro forma net income excludes the following line items on the Company’s statements of operations:

•	Stock-based compensation,

•	Other operating expense (income), and

•	Remeasurements and other.

A tabular reconciliation of differences from the comparable GAAP measure—net income (loss)—is included in the attached “Pro Forma Statements of Operations.”

For additional information regarding these non-GAAP financial measures, see Exhibit 99.2 to our Form 8-K filed contemporaneously with the issuance of this release.

About Amazon.com

Amazon.com, a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers offer millions of unique new and used items in categories such as health and personal care, jewelry and watches, gourmet food, sports and outdoors, apparel and accessories, books, music, DVDs, electronics and office, kids and baby, and home and garden.

Amazon.com operates six websites: www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.fr, www.amazon.co.jp and www.amazon.ca.

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AMAZON.COM, INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2003	2004	2003	2004
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$738,254	$1,102,273	$296,689	$495,773
OPERATING ACTIVITIES:
Net income (loss)	(10,121)	111,136	(136,103)	156,539
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of fixed assets, including website development costs, and other amortization	19,750	17,681	81,084	73,489
Stock-based compensation	27,323	7,107	85,319	67,535
Other operating expense (income)	912	(542)	7,881	1,298
Gain on sales of marketable securities, net	(3,980)	(1,087)	(9,304)	(6,705)
Remeasurements and other	22,234	(20,360)	126,447	87,503
Non-cash interest expense and other	7,877	1,149	30,402	6,190
Changes in operating assets and liabilities:
Inventories	30,625	13,170	(25,352)	(94,241)
Accounts receivable, net and other current assets	27,233	10,298	(2,395)	(16,630)
Accounts payable	(226,605)	(255,994)	58,223	138,343
Accrued expenses and other current liabilities	(87,065)	(73,769)	(16,713)	(12,444)
Additions to unearned revenue	22,968	23,267	89,656	101,940
Amortization of previously unearned revenue	(27,905)	(24,067)	(126,038)	(107,902)
Interest payable	(55,028)	(58,677)	435	(1,799)

Net cash provided by (used in) operating activities	(251,782)	(250,688)	163,542	393,116

INVESTING ACTIVITIES:
Sales and maturities of marketable securities and other investments	208,955	569,768	625,669	1,173,997
Purchases of marketable securities	(233,055)	(504,679)	(734,638)	(807,266)
Purchases of fixed assets, including internal-use software and website development	(6,394)	(9,513)	(40,703)	(49,082)
Proceeds from sale of subsidiary and other	—	—	—	5,072

Net cash provided by (used in) investing activities	(30,494)	55,576	(149,672)	322,721

FINANCING ACTIVITIES:
Proceeds from exercises of stock options and other	38,555	14,814	152,835	139,581
Repayments of long-term debt, capital lease obligations, and other	(3,221)	(155,647)	(13,453)	(647,734)

Net cash provided by (used in) financing activities	35,334	(140,833)	139,382	(508,153)

Foreign-currency effect on cash and cash equivalents	4,461	2,259	45,832	65,130

Net increase (decrease) in cash and cash equivalents	(242,481)	(333,686)	199,084	272,814

CASH AND CASH EQUIVALENTS, END OF PERIOD	$495,773	$768,587	$495,773	$768,587

SUPPLEMENTAL CASH FLOW INFORMATION:
Fixed assets acquired under capital leases and other financing arrangements	$661	$492	$2,760	$2,508
Cash paid for interest	84,215	86,023	115,321	121,755
Cash paid for income taxes	302	447	(454)	1,970

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

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AMAZON.COM, INC.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2003	2004
Net sales	$1,083,559	$1,530,349
Cost of sales	812,977	1,169,515

Gross profit	270,582	360,834

Operating expenses:
Fulfillment	103,705	127,705
Marketing	28,227	33,636
Technology and content	50,088	55,076
General and administrative	21,102	27,417
Stock-based compensation (1)	27,323	7,107
Other operating expense (income)	912	(542)

Total operating expenses	231,357	250,399

Income from operations	39,225	110,435

Interest income	6,540	5,555
Interest expense	(36,511)	(27,731)
Other income, net	2,859	2,517
Remeasurements and other	(22,234)	20,360

Total non-operating income (expense), net	(49,346)	701

Net income (loss)	$(10,121)	$111,136

Basic earnings (loss) per share	$(0.03)	$0.28

Diluted earnings (loss) per share	$(0.03)	$0.26

Weighted average shares used in computation of earnings (loss) per share:
Basic	388,541	403,542

Diluted	388,541	424,519

(1) Components of stock-based compensation:
Fulfillment	$6,985	$1,006
Marketing	979	608
Technology and content	14,216	3,299
General and administrative	5,143	2,194

	$27,323	$7,107

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

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AMAZON.COM, INC.

Pro Forma Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31, 2003			Three Months Ended March 31, 2004
	As Reported (1)	Adjustments	Pro Forma	As Reported (1)	Adjustments	Pro Forma
Net sales	$1,083,559	$—	$1,083,559	$1,530,349	$—	$1,530,349
Cost of sales	812,977	—	812,977	1,169,515	—	1,169,515

Gross profit	270,582	—	270,582	360,834	—	360,834

Operating expenses:
Fulfillment	103,705	—	103,705	127,705	—	127,705
Marketing	28,227	—	28,227	33,636	—	33,636
Technology and content	50,088	—	50,088	55,076	—	55,076
General and administrative	21,102	—	21,102	27,417	—	27,417
Stock-based compensation	27,323	(27,323)	—	7,107	(7,107)	—
Other operating expense (income)	912	(912)	—	(542)	542	—

Total operating expenses	231,357	(28,235)	203,122	250,399	(6,565)	243,834

Income from operations	39,225	28,235	67,460 (2)	110,435	6,565	117,000 (2)

Interest income	6,540	—	6,540	5,555	—	5,555
Interest expense	(36,511)	—	(36,511)	(27,731)	—	(27,731)
Other income, net	2,859	—	2,859	2,517	—	2,517
Remeasurements and other	(22,234)	22,234	—	20,360	(20,360)	—

Total non-operating income (expense), net	(49,346)	22,234	(27,112)	701	(20,360)	(19,659)

Net income (loss)	$(10,121)	$50,469	$40,348	$111,136	$(13,795)	$97,341

Basic earnings (loss) per share	$(0.03)	$0.13	$0.10	$0.28	$(0.04)	$0.24

Diluted earnings (loss) per share	$(0.03)	$0.13	$0.10	$0.26	$(0.03)	$0.23

Weighted average shares used in computation of earnings (loss) per share:
Basic	388,541		388,541	403,542		403,542

Diluted	388,541		411,091	424,519		424,519

Net cash used in operating activities			$(251,782)			$(250,688)
Purchases of fixed assets, including internal-use software and website development			(6,394)			(9,513)

Free cash flow			$(258,176)			$(260,201)

Net cash provided by (used in) investing activities			$(30,494)			$55,576

Net cash provided by (used in) financing activities			$35,334			$(140,833)

(1)	In accordance with accounting principles generally accepted in the United States.
(2)	Consolidated segment operating income.

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

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AMAZON.COM, INC.

Segment Information

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2003	2004
North America
Net sales	$704,712	$846,841
Cost of sales	517,880	620,966

Gross profit	186,832	225,875
Direct segment operating expenses	135,171	150,366

Segment operating income	51,661	75,509

International
Net sales	378,847	683,508
Cost of sales	295,097	548,549

Gross profit	83,750	134,959
Direct segment operating expenses	67,951	93,468

Segment operating income	15,799	41,491

Consolidated
Net sales	1,083,559	1,530,349
Cost of sales	812,977	1,169,515

Gross profit	270,582	360,834
Direct segment operating expenses	203,122	243,834

Segment operating income	67,460	117,000
Stock-based compensation	27,323	7,107
Other operating expense (income)	912	(542)

Income from operations	39,225	110,435
Total non-operating income (expense), net	(49,346)	701

Net income (loss)	$(10,121)	$111,136

Segment Highlights:
Y / Y net sales growth:
North America	13%	20%
International	68	80
Consolidated	28	41
Y / Y gross profit growth:
North America	8	21
International	69	61
Consolidated	21	33
Y/Y segment operating income growth:
North America	46	46
International	N/A	163
Consolidated	174	73
Net sales mix:
North America	65	55
International	35	45

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

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AMAZON.COM, INC.

Supplemental Net Sales Information

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2003	2004
North America
Media	$517,259	$598,682
Electronics and other general merchandise	168,145	224,433
Other	19,308	23,726

	704,712	846,841

International
Media	355,712	576,060
Electronics and other general merchandise	22,863	107,001
Other	272	447

	378,847	683,508

Consolidated
Media	872,971	1,174,742
Electronics and other general merchandise	191,008	331,434
Other	19,580	24,173

	$1,083,559	$1,530,349

Y / Y Net Sales Growth:
North America:
Media	10%	16%
Electronics and other general merchandise	32	33
Other	(13)	23

International:
Media	66	62
Electronics and other general merchandise	101	368
Other	(45)	64

Consolidated:
Media	27	35
Electronics and other general merchandise	37	74
Other	(14)	23

Consolidated Net Sales Mix:
Media	80	77
Electronics and other general merchandise	18	22
Other	2	1

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

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AMAZON.COM, INC.

Consolidated Balance Sheets

(in thousands, except per share data)

(unaudited)

	March 31, 2003	December 31, 2003	March 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$495,773	$1,102,273	$768,587
Marketable securities	586,779	292,550	229,554

Cash, cash equivalents, and marketable securities	1,082,552	1,394,823	998,141
Inventories	173,030	293,917	281,550
Accounts receivable, net and other current assets	88,914	132,069	125,883

Total current assets	1,344,496	1,820,809	1,405,574

Fixed assets, net	228,279	224,285	217,476
Goodwill	70,811	69,121	69,121
Other assets	62,347	47,818	46,390

Total assets	$1,705,933	$2,162,033	$1,738,561

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$393,696	$819,811	$567,563
Accrued expenses and other current liabilities	234,194	317,730	244,398
Unearned revenue	42,979	37,844	37,053
Interest payable	16,632	73,100	14,424
Current portion of long-term debt and other	11,078	4,216	2,473

Total current liabilities	698,579	1,252,701	865,911

Long-term debt and other	2,296,418	1,945,439	1,777,700

Commitments and contingencies

Stockholders’ deficit:
Preferred stock, $0.01 par value:
Authorized shares — 500,000 Issued and outstanding shares — none	—	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000,000 Issued and outstanding shares — 391,609, 403,354, and 404,893	3,916	4,034	4,049
Additional paid-in capital	1,714,616	1,899,398	1,923,103
Deferred stock-based compensation	(5,420)	(2,850)	(2,273)
Accumulated other comprehensive income	17,655	37,739	33,363
Accumulated deficit	(3,019,831)	(2,974,428)	(2,863,292)

Total stockholders’ deficit	(1,289,064)	(1,036,107)	(905,050)

Total liabilities and stockholders’ deficit	$1,705,933	$2,162,033	$1,738,561

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

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AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except per share data)

(unaudited)

	Q1 2003	Q2 2003	Q3 2003	Q4 2003	Q1 2004	Y / Y % Change
Cash Flows and Shares

Operating cash flow — Trailing Twelve Months (TTM)	$164	$285	$284	$392	$393	140%
Purchases of fixed assets (including internal-use software and website development) — TTM	$41	$40	$44	$46	$49	21%
Free cash flow (operating cash flow less purchases of fixed assets) — TTM	$123	$245	$239	$346	$344	180%
Common shares and stock-based awards outstanding	432	433	433	433	432	0%
Common shares outstanding	392	397	400	403	405	3%
Stock-based awards outstanding	41	36	33	29	27	(32)%
Stock-based awards outstanding — % of common shares outstanding	10%	9%	8%	7%	7%	N/A

Results of Operations

Worldwide (WW) net sales	$1,084	$1,100	$1,134	$1,946	$1,530	41%
WW net sales — Y / Y growth, excluding the effect of foreign exchange rates	22%	30%	30%	29%	33%	N/A
WW net sales — TTM	$4,169	$4,463	$4,747	$5,264	$5,710	37%
WW net sales shipped outside the U.S. — TTM % of net sales	37%	39%	40%	43%	46%	N/A

Gross profit	$271	$274	$286	$427	$361	33%
Gross margin — % of WW net sales	25.0%	24.9%	25.2%	21.9%	23.6%	N/A
Gross profit — TTM	$1,040	$1,096	$1,165	$1,257	$1,347	30%
Gross margin — TTM % of WW net sales	24.9%	24.6%	24.6%	23.9%	23.6%	N/A

Fulfillment costs — % of WW net sales	9.6%	9.8%	9.4%	8.2%	8.3%	N/A
Fulfillment costs — TTM % of WW net sales	9.7%	9.6%	9.4%	9.1%	8.8%	N/A

Consolidated direct segment operating expenses	$203	$207	$212	$274	$244	20%
Consolidated direct segment operating expenses — TTM	$817	$832	$855	$896	$937	15%

Consolidated segment operating income	$67	$67	$74	$153	$117	73%
Consolidated segment operating margin — % of WW net sales	6.2%	6.1%	6.5%	7.9%	7.6%	N/A
Consolidated segment operating income – TTM	$223	$264	$310	$361	$411	84%
Consolidated segment operating margin — TTM % of WW net sales	5.3%	5.9%	6.5%	6.9%	7.2%	N/A

GAAP operating income	$39	$42	$52	$138	$110	182%
GAAP operating margin — % of WW net sales	3.6%	3.8%	4.6%	7.1%	7.2%	N/A
GAAP operating income — TTM	$102	$142	$204	$271	$342	237%
GAAP operating margin — TTM % of WW net sales	2.4%	3.2%	4.3%	5.1%	6.0%	N/A

Pro forma net income	$40	$42	$48	$125	$97	141%
Diluted pro forma net income per share	$0.10	$0.10	$0.11	$0.29	$0.23	130%
Pro forma net income — TTM	$112	$158	$206	$256	$313	180%

GAAP net income (loss)	$(10)	$(43)	$16	$73	$111	N/A
GAAP net income (loss) per share	$(0.03)	$(0.11)	$0.04	$0.17	$0.26	N/A
GAAP net income (loss) — TTM	$(136)	$(86)	$(35)	$35	$157	N/A

North America segment:
Net sales	$705	$703	$709	$1,142	$847	20%
Net sales — TTM	$2,845	$2,961	$3,083	$3,258	$3,401	20%
Gross profit	$187	$190	$201	$289	$226	21%
Gross margin — % of North American net sales	27%	27%	28%	25%	27%	N/A
Gross profit — TTM	$754	$774	$821	$867	$906	20%
Gross margin — TTM % of North America net sales	27%	26%	27%	27%	27%	N/A
Operating income	$52	$55	$63	$114	$76	46%
Operating margin — % of North America net sales	7%	8%	9%	10%	9%	N/A
Operating income — TTM	$196	$215	$251	$283	$307	57%
Operating margin — TTM % of North America net sales	7%	7%	8%	9%	9%	N/A

Note: The attached “Financial and Operational Highlights” are an integral part of this Supplemental Financial Information and Business Metrics

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AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except inventory turnover, accounts payable days, and employee data)

(unaudited)

	Q1 2003	Q2 2003	Q3 2003	Q4 2003	Q1 2004	Y / Y% Change
International segment:
Net sales	$379	$397	$425	$804	$684	80%
Net sales — Y / Y growth, excluding the effect of foreign exchange rates	45%	57%	50%	54%	58%	N/A
Net sales – TTM	$1,324	$1,502	$1,663	$2,005	$2,310	74%
Gross profit	$84	$84	$85	$138	$135	61%
Gross margin — % of International net sales	22%	21%	20%	17%	20%	N/A
Gross profit — TTM	$286	$322	$345	$391	$442	55%
Gross margin — TTM % of International net sales	22%	21%	21%	19%	19%	N/A
Operating income	$16	$13	$11	$39	$41	163%
Operating margin — % of International net sales	4%	3%	3%	5%	6%	N/A
Operating income — TTM	$27	$49	$59	$78	$104	285%
Operating margin — TTM % of International net sales	2%	3%	4%	4%	5%	N/A

Supplemental Worldwide Net Sales:
Media	$873	$865	$877	$1,434	$1,175	35%
Media – TTM	$3,286	$3,503	$3,695	$4,049	$4,351	32%
Electronics and other general merchandise	$191	$209	$230	$473	$331	74%
Electronics and other general merchandise – TTM	$799	$868	$951	$1,103	$1,244	56%
Other	$20	$26	$27	$39	$24	23%
Other — TTM	$84	$93	$101	$112	$116	38%

Supplemental North America Segment Net Sales:
Media	$517	$499	$502	$751	$599	16%
Media — TTM	$2,041	$2,101	$2,167	$2,269	$2,351	15%
Electronics and other general merchandise	$168	$177	$180	$353	$224	33%
Electronics and other general merchandise — TTM	$722	$769	$816	$879	$935	30%
Other	$19	$26	$27	$38	$24	23%
Other — TTM	$82	$91	$100	$110	$115	39%

Supplemental International Segment Net Sales:
Media	$356	$366	$375	$683	$576	62%
Media — TTM	$1,245	$1,402	$1,527	$1,779	$2,000	61%
Electronics and other general merchandise	$23	$31	$50	$121	$107	368%
Electronics and other general merchandise — TTM	$77	$99	$135	$225	$309	299%
Other	$0	$0	$0	$0	$0	64%
Other — TTM	$2	$1	$1	$1	$1	(20)%

Balance Sheet

Cash and marketable securities	$1,083	$989	$1,065	$1,395	$998	(8)%

Inventory, net — ending	$173	$178	$242	$294	$282	63%
Inventory — average inventory % of TTM net sales	4%	4%	4%	4%	4%	N/A
Inventory turnover, average — TTM	19.7	20.2	18.9	18.4	18.7	(5)%

Fixed assets, net	$228	$222	$221	$224	$217	(5)%

Accounts payable days — ending	44	49	54	50	44	1%

Other

Employees (full-time and part-time)	7,700	7,600	7,900	7,800	8,100	5%

Note: The attached “Financial and Operational Highlights” are an integral part of this Supplemental Financial Information and Business Metrics

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AMAZON.COM, INC.

Financial and Operational Highlights

(unaudited)

Quarterly Results of Operations (comparisons are with the equivalent period of the prior year, unless otherwise stated)

Net Sales

•	As our financial reporting currency is the U.S. Dollar, our total revenue, profit, and operating and free cash flow has recently benefited significantly from weakness in the U.S. Dollar in comparison to the currencies of our international websites. While we believe that our increasing diversification beyond the U.S. economy through our international businesses benefits our shareholders, it is important to evaluate our growth rates after the effect of currency changes.

•	Shipping revenue, which excludes amounts earned from third-party sellers, was approximately $94 million, up 20% from $78 million.

Gross Profit

•	Gross profit benefited by approximately $17 million from changes in foreign exchange rates compared with first quarter 2003.

•	Net shipping cost was approximately $43 million, up from a cost of $27 million, as a result of our free shipping offers. We view our shipping offers as an effective marketing tool and intend to continue offering them.

Fulfillment

•	Fulfillment costs represent those costs incurred in operating and staffing our fulfillment and customer service centers, credit card fees and bad debt costs, including costs associated with our guarantee for certain third-party seller transactions. Fulfillment costs also include amounts paid to third parties, who assist us in fulfillment and customer service operations.

•	Costs incurred in operating and staffing our fulfillment and customer service centers on behalf of other businesses, such as Toysrus.com and Target, are classified as cost of sales rather than fulfillment.

•	Credit card fees associated with third-party seller transactions are based on the gross purchase price of underlying transactions, and therefore represent a larger percentage of our recorded commission revenue than credit card fees on our retail sales. Accordingly, this negatively affects fulfillment as a percentage of net sales.

Stock-Based Compensation

•	We granted less than a half million stock awards during the quarter at a weighted average fair value of $47.

•	Stock-based awards generally vest over service periods of between three to six years.

•	At March 31, 2004, there were 27 million stock awards outstanding, which are excluded from common stock outstanding, consisting of 23 million stock options ($13 average exercise price) and 4 million restricted stock units. Additionally, 1 million shares of restricted stock are included in common stock outstanding.

•	Since October 2002, we have awarded restricted stock units as our primary form of stock-based compensation. Restricted stock units, under fixed accounting, are generally measured at fair value on the date of grant based on the number of shares granted and the quoted price of our common stock. Such value is recognized as an expense over the corresponding service period. To the extent that restricted stock units are forfeited prior to vesting, the corresponding previously recognized expense is reversed as an offset to stock-based compensation.

•	At March 31, 2004, 1 million stock awards were subject to variable accounting. Stock option grants after December 31, 2002, are subject to variable accounting treatment. Variable accounting treatment results in expense or contra-expense recognition using the cumulative expense method, calculated based on the quoted price of our common stock and vesting schedules of underlying awards. For example, since the closing price of our common stock on March 31, 2004, was less than the closing price on December 31, 2003, we recorded a contra-expense associated with variable accounting treatment for the first quarter of 2004.

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•	Stock-based compensation consisted of $3 million contra-expense for stock awards under variable accounting and $10 million for stock awards under fixed accounting. “Stock-based compensation” includes matching stock contributions under our 401(k) program but excludes payroll tax expense resulting from exercises of stock-based awards.

Other Operating Expense (Income)

•	Included in “Other operating expense (income)” are restructuring-related expenses and amortization of other intangibles.

•	Our first quarter 2001 operational restructuring plan is complete; however, we may periodically adjust our restructuring-related estimates in the future, such as lease obligations, if necessary.

•	During the first quarter we determined that some of the office space previously vacated as part of our 2001 restructuring, which we had been unable to sublease due to poor real estate market conditions, was necessary for our future needs. Future lease payments for this office space will be expensed over the lease period and classified to the corresponding operating expense categories on the consolidated statements of operations.

•	Cash payments resulting from our operational restructuring were $2 million, compared with $16 million in first quarter 2003.

•	We estimate, based on currently available information, the remaining net cash outflows associated with restructuring-related leases and other commitments will be $4 million in 2004, and $23 million thereafter. Amounts due within 12 months are included within “Accrued expenses and other current liabilities” and the remaining amounts within “Long-term debt and other” on our balance sheet. These amounts are net of anticipated sublease income of approximately $33 million (we have signed sublease agreements for $14 million).

Remeasurements and Other

•	“Remeasurements and other” primarily consisted of foreign-currency gains on remeasurement of 6.875% PEACS from Euros to U.S. Dollars of $20 million, compared with a loss of $25 million in first quarter 2003.

•	Other includes a $3 million loss from remeasurement of intercompany balances, corresponding with a decision reached during the fourth quarter of 2003 that intercompany balances denominated in foreign currencies would be repaid amongst subsidiaries. Also, during the first quarter, approximately $135 million of these balances were repaid among the entities.

•	In connection with our February 2004 $150 million redemption of our 4.75% Convertible Subordinated Notes due 2009, we recorded a charge of $6 million, consisting of a $4 million (2.375%) premium and approximately $2 million of remaining deferred issuance charges.

•	Other also includes a gain of $6 million relating to the settlement of a contractual dispute.

•	In April 2004, we entered into an agreement to sell one of our equity investments. At closing, which is anticipated in the second quarter of 2004, we expect to record a gain of approximately $14 million classified in “Remeasurements and other.”

Income Taxes

•	At March 31, 2004, we had net operating loss carryforwards (NOLs) of approximately $2.8 billion primarily related to U.S. federal taxes. Utilization of NOLs, which begin to expire at various times starting in 2010, may be subject to certain limitations. Approximately $1.7 billion of our NOLs relate to tax deductible stock-based compensation in excess of amounts recognized for financial reporting purposes—to the extent that any of this amount is realized for tax purposes but not financial reporting purposes, the resulting tax benefits will be credited to stockholders’ equity, rather than results of operations.

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Net Income (Loss)

•	We do not believe that our reported net income for the quarter ended March 31, 2004, should be viewed, on its own, as a material positive event or should be considered predictive of future results. For example, we are unable to forecast the effect on our future reported results of certain items, including the effect that fluctuations in foreign currency rates will have on the remeasurement of our 6.875% PEACS and intercompany balances. Additionally, we are unable to forecast the effect on stock-based compensation of changes in the quoted price of our common stock due to variable accounting treatment. The remeasurement of our 6.875% PEACS represented significant gains during the quarter and may result in significant charges or gains in future periods.

Cash Flows and Balance Sheet

•	Operating cash flows and free cash flows can be volatile and are sensitive to many factors, including changes in working capital. Working capital at any specific point in time is subject to many variables, including world events, seasonality, the timing of expense payments, discounts offered by vendors, vendor payment terms and fluctuations in foreign exchange rates.

•	Our cash, cash equivalents and marketable securities of $998 million, at fair value, primarily consist of cash, commercial paper and short-term securities, U.S. Treasury notes and bonds, asset-backed and agency securities, and certificates of deposit. Included is amounts held in foreign currencies of $578 million, primarily in Euros and British Pounds.

•	We have pledged approximately $86 million of our marketable securities as collateral for property leases and other contractual obligations, compared with $105 million as of March 31, 2003.

•	“Other assets” includes, among other things, deferred issuance costs on long-term debt, intangibles and other equity investments.

•	“Unearned revenue” is recorded when payments are received from third parties in advance of our providing the associated service.

•	“Accrued expenses and other current liabilities” includes, among other things, liabilities for gift certificates, marketing activities, and workforce costs, including accrued payroll, vacation, and other benefits.

•	“Long-term debt and other” primarily includes the following (in millions):

	Principal at Maturity		Interest Rate	Principal Due Date
Convertible Subordinated Notes	$900	(1)	4.750%	February 2009
PEACS	849	(2)	6.875%	February 2010

	$1,749	(3)

(1)	Convertible at the holders’ option into our common stock at $78.0275 per share. We have the right to redeem the Convertible Subordinated Notes, in whole or in part, at a redemption price of 102.375% of the principal, which decreases every February by 47.5 basis points until maturity, plus any accrued and unpaid interest. In February 2004 we redeemed $150 million of our 4.75% Convertible Subordinated Notes.
(2)	€690 million principal amount, convertible at the holders’ option into our common stock at €84.883 ($104 at March 31, 2004) per share. We have the right to redeem the PEACS, in whole or in part, by paying the €690 million, plus any accrued and unpaid interest. We do not hedge any portion of the PEACS. The U.S. Dollar equivalent principal, interest and conversion price fluctuates based on the Euro/U.S. Dollar exchange ratio.
(3)	The “if converted” number of shares associated with each of our convertible debt instruments (approximately 20 million total shares) are excluded from diluted shares as their effect is anti-dilutive.

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Certain Definitions and Other

•	We present segment information along two lines: North America and International. We measure operating results of our segments using an internal performance measure of direct segment operating expenses that excludes stock-based compensation and other operating expenses (income), each of which is not allocated to segment results. Other centrally incurred operating costs are fully allocated to segment results. Our operating results, particularly for the International segment, are affected by movements in foreign exchange rates.

•	The North America segment consists of amounts earned from retail sales of consumer products (including from third-party sellers) through www.amazon.com and www.amazon.ca; from North America focused Syndicated Stores, such as www.cdnow.com; from our mail-order tool catalog; and from non-retail activities such as North America focused Merchant.com, marketing and promotional agreements.

•	The International segment consists of amounts earned from retail sales of consumer products (including from third-party sellers) through www.amazon.co.uk, www.amazon.de, www.amazon.fr and www.amazon.co.jp; from internationally focused Syndicated Stores; and from non-retail activities such as internationally focused marketing and promotional agreements. This segment includes export sales from www.amazon.co.uk, www.amazon.de, www.amazon.fr and www.amazon.co.jp (including export sales from these sites to customers in the U.S. and Canada), but excludes export sales from www.amazon.com and www.amazon.ca.

•	We provide supplemental revenue information within each segment for three categories: “Media”, “Electronics and other general merchandise” and “Other.” Media consists of amounts earned from retail sales from all sellers of books, music, DVD/video, magazine subscriptions, software, video games and video game consoles. Electronics and other general merchandise consists of amounts earned from retail sales from all sellers of items not included in Media, such as electronics and office, kids and baby, home and garden, apparel, sports and outdoors, gourmet food, jewelry, and health and personal care. The Other category consists of non-retail activities, such as the Merchant.com program and miscellaneous marketing and promotional activities.

•	Operating cycle is number of days of sales in inventory plus number of days of sales in accounts receivable minus accounts payable days. Inventory turnover is the quotient of annualized cost of sales to average inventory. Accounts payable days is calculated as the quotient of accounts payable to cost of sales, multiplied by the number of days in the period.

•	References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer’s initial order is shipped or when a customer orders from certain third-party sellers on our websites. Customer accounts include customers of Amazon Marketplace, Auctions and zShops and our Merchants@ and Syndicated Stores Programs, but exclude Merchant.com Program customers, Amazon.com Payments customers, our catalog customers and the customers of select companies with whom we have a technology alliance or marketing and promotional relationships. A customer is considered active upon placing an order.

•	References to units mean units sold (net of returns and cancellations) by us and third-party sellers at Amazon.com domains worldwide—such as www.amazon.com, www.amazon.ca, www.amazon.fr, www.amazon.co.uk, www.amazon.de and www.amazon.co.jp—and at Syndicated Stores domains, as well as Amazon.com-owned items sold at non-Amazon.com domains, such as books, music and DVD/video items ordered from Amazon.com’s store at www.target.com. Units do not include Amazon.com gift certificates.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Tim Stone, 206/266-2171, ir@amazon.com	Patty Smith, 206/266-7180
www.amazon.com/ir

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